U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2010

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On June 23, 2010, American Capital, Ltd. issued a press release announcing that it had (i) received a sufficient number of tenders to complete its private offers to exchange its outstanding unsecured public and private notes for cash payments and new secured notes (the “Exchange Offers”) and the related consent solicitation of its outstanding public notes (the “Consent Solicitation”) and (ii) extended the expiration time of the Exchange Offers for three days in order to satisfy all closing conditions to the Exchange Offers. The Exchange Offers and the Consent Solicitation were previously scheduled to expire at 11:59 p.m., New York City time, on June 22, 2010. The Exchange Offers and the Consent Solicitation were extended until 5:00 p.m., New York City time, on June 25, 2010.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Important Information About this Communication

This current report and its contents is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange any security. Any such offer or solicitation shall be made solely by means of an offering memorandum or other offer document furnished to existing securityholders and any securities that are offered have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press Release, dated as of June 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: June 25, 2010	By:	/S/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

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